Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 3, 2021 (October 20, 2021 as to the effect of the reverse stock split described in Note 1) relating to the financial statements of NerdWallet, Inc. appearing in Registration Statement No. 333-260134 on Form S-1 of NerdWallet, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Deloitte & Touche LLP
San Jose, California
November 8, 2021